Exhibit 99

Post Office Box 216 307 North Defiance Street Archbold, Ohio 43502	NEWS RELEASE

Company Contact:	Investor and Media Contact:
Lars B. Eller President and Chief Executive Officer Farmers & Merchants Bancorp, Inc. (419) 446-2501 leller@fm.bank	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Farmers & Merchants Bancorp, Inc. Reports

2024 Third-Quarter and Year-to-Date Financial Results

ARCHBOLD, OHIO, October 30, 2024, Farmers & Merchants Bancorp, Inc. (Nasdaq: FMAO) today reported financial results for the 2024 third quarter and year-to-date ended September 30, 2024.

2024 Third Quarter Financial and Operating Highlights (on a year-over-year basis unless noted):

•
86 consecutive quarters of profitability
•
Net income increased 36.4% to $6.5 million, or $0.48 per basic and diluted share, from $4.8 million, or $0.35 per basic and diluted share, and net income expanded 14.7% from the 2024 second quarter
•
Net interest margin increased 12 basis points to 2.71%
•
Efficiency ratio improved to 67.98%, compared to 73.07% for the same period a year ago, and 69.03% for the 2024 second quarter
•
Total net loans remain stable at $2.54 billion at September 30, 2024
•
Total assets increased 4.8% to a record $3.39 billion
•
Deposits increased 4.3% to a record $2.68 billion
•
Stockholders’ equity increased 10.6% to a record $335.4 million
•
Asset quality remains at historically strong levels with nonperforming loans of only $2.9 million at September 30, 2024, compared to $22.4 million at September 30, 2023
•
Allowance for credit losses was 879.37% of nonperforming loans
•
F&M ended the quarter with excellent liquidity levels, and over $635 million in contingent funding sources, and a cash-to-assets ratio of 7.2%
•
According to the FDIC, F&M continued to have the third largest share of deposits out of the 58 financial institutions that are also operating within its local markets

Lars B. Eller, President and Chief Executive Officer, stated, “F&M produced excellent earnings growth on a year-over-year and sequential basis, driven by higher net interest income, historically strong asset quality, and prudent expense management. Most importantly, our third quarter results reflect the talent of our associates, as we continue to work hard to drive operating improvements at F&M, serve our local Ohio, Indiana, and Michigan communities, and position F&M for long-term success. In addition, I am pleased to report that F&M was the third largest bank out of 58 financial institutions within the markets we compete, according to the FDIC, reflecting the leading value we provide to our local communities. In fact, F&M is the number one bank, based on deposits, in almost half of the communities in which we operate.”

Income Statement

Net income for the 2024 third quarter ended September 30, 2024, was $6.5 million, compared to $4.8 million for the same period last year. Net income per basic and diluted share for the 2024 third quarter was $0.48, compared to $0.35 for the same period last year. Net income for the 2024 nine months ended September 30, 2024, was $17.6 million, compared to $17.2 million for the same period last year. Net income per basic and diluted share for the 2024 nine months was $1.28, compared to $1.26 for the same period last year.

Mr. Eller continued, “Our 2024 third quarter and year-to-date performance demonstrate the success of the near-term strategies we are pursuing to navigate a complex operating environment and improve earnings. Most importantly, while the demand for loans is high across our markets, our approach to risk and pricing remains conservative. This near-term strategy has contributed to excellent asset quality. In addition, we continue to focus on strategies aimed at optimizing our deposit base and growing low-cost checking (DDA) deposits. Since the beginning of 2024, we have added over 5,600 new checking accounts, and benefited from new and expanded relationships at offices that were opened in 2023. As a result, we ended the quarter with a loan-to-deposit ratio of 93.6%, compared to 97.2% at September 30, 2023, and 96.0% at June 30, 2024. Our third quarter of 2024 loan-to-deposit ratio was the lowest quarterly value in two years. The final near-term strategy we are pursuing is focused on controlling expenses, and I am encouraged by the continued year-over-year and sequential improvement in our efficiency ratio. This reflects the opportunities we are pursuing to manage operating costs and expand productivity.”

Deposits

At September 30, 2024, total deposits were $2.68 billion, an increase of 4.3% from September 30, 2023. The Company’s cost of interest-bearing liabilities was 3.2% for the quarter ended September 30, 2024, compared to 2.82% for the quarter ended September 30, 2023, and 3.02% for the 2023 fourth quarter ended December 31, 2023.

Loan Portfolio and Asset Quality

“F&M’s teams continue to do an excellent job managing our cost of funds, loan pricing, deposit growth and overall net interest margin. Since the quarter ended December 31, 2023, our yield on earning assets has increased by 34 basis points, compared to a 19 basis point increase in our cost of interest bearing liabilities – representing the third consecutive quarter our yield on earning assets has outpaced our cost of interest bearing liabilities. We expect this trend will continue as more of our loan portfolio reprices in 2024,” continued Mr. Eller.

Total loans, net at September 30, 2024, increased 0.3%, or by $8.7 million to $2.54 billion, compared to $2.53 billion at September 30, 2023. The year-over-year growth was driven by higher consumer real estate, commercial and industrial, and agricultural loans, partially offset by lower commercial real estate, agricultural real estate, and consumer loans.

F&M continues to closely monitor its loan portfolio with a particular emphasis on higher risk sectors. Nonperforming loans were $2.9 million, or 0.11% of total loans at September 30, 2024, compared to $22.4 million, or 0.89% of total loans at September 30, 2023, and $22.4 million, or 0.87% at December 31, 2023.

F&M maintains a well-balanced, diverse and high performing CRE portfolio. CRE loans represented 51.3% of the Company’s total loan portfolio at September 30, 2024. In addition, F&M’s commercial real estate office credit exposure represented 5.3% of the Company's total loan portfolio at September 30, 2024, with a weighted average loan-to-value of approximately 64% and an average loan of approximately $880,000.

F&M’s CRE portfolio included the following categories at September 30, 2024:

CRE Category	Dollar Balance	Percent of CRE Portfolio	Percent of Total Loan Portfolio
Industrial	$274,953	21.1%	10.8%
Retail	237,622	18.2%	9.4%
Multi-family	223,926	17.2%	8.8%
Hotels	141,642	10.9%	5.6%
Office	134,973	10.4%	5.3%
Gas Stations	62,028	4.8%	2.5%
Food Service	46,526	3.6%	1.8%
Development	30,999	2.4%	1.2%
Senior Living	29,866	2.3%	1.2%
Auto Dealers	25,068	1.9%	1.0%
Other	93,557	7.2%	3.7%
Total CRE	$1,301,160	100.0%	51.3%

* Numbers have been rounded

At September 30, 2024, the Company’s allowance for credit losses to nonperforming loans was 879.37%, compared to 112.61% at September 30, 2023, and 111.95% at December 31, 2023. The allowance to total loans was 1.01% at September 30, 2024, compared to 1.00% at September 30, 2023. Including accretable yield adjustments, associated with the Company’s recent acquisitions, F&M’s allowance for credit losses to total loans was 1.10% at September 30, 2024, compared to 1.18% at September 30, 2023.

Mr. Eller concluded, “With two months remaining in 2024, I am encouraged by F&M’s strong financial and operating performance to date. F&M ended the quarter with record stockholders’ equity, historically strong asset quality, record deposits, and excellent liquidity levels with over $635 million in contingent funding sources, and a cash-to-assets ratio of 7.2%. We remain focused on continual improvements, managing the items under our control, and providing our customers and communities with outstanding, and local financial services. As a result, F&M’s financial and operating performance continues to strengthen and I believe the Company is well positioned to create lasting value for our communities, customers, team members, and shareholders.”

Stockholders’ Equity and Dividends

Total stockholders’ equity increased 10.6% to $335.4 million, or $24.48 per share at September 30, 2024, from $303.2 million, or $22.19 per share at September 30, 2023. The Company’s Tier 1 leverage ratio of 8.04%, remained stable compared to September 30, 2023.

Tangible stockholders’ equity increased to $242.8 million at September 30, 2024, compared to $208.8 million at September 30, 2023. On a per share basis, tangible stockholders’ equity at September 30, 2024, was $17.72 per share, compared to $15.28 per share at September 30, 2023.

For the nine months ended September 30, 2024, the Company has declared cash dividends of $0.66125 per share, which is a 5.0% increase over the same period last year. F&M is committed to returning capital to shareholders and has increased the annual cash dividend for 30 consecutive years. For the nine months ended September 30, 2024, the dividend payout ratio was 50.99% compared to 49.50% for the same period last year

About Farmers & Merchants State Bank:

Farmers & Merchants Bancorp, Inc. (Nasdaq: FMAO) is the holding company of F&M Bank, a local independent community bank that has been serving its communities since 1897. F&M Bank provides commercial banking, retail banking and other financial services. Our locations are in Butler, Champaign, Fulton, Defiance, Hancock, Henry, Lucas, Shelby, Williams, and Wood counties in Ohio. In Northeast Indiana, we have offices located in Adams, Allen, DeKalb, Jay, Steuben and Wells counties. The Michigan footprint includes Oakland County, and we have Loan Production Offices in West Bloomfield, Michigan; Muncie, Indiana; and Perrysburg and Bryan, Ohio.

Safe Harbor Statement

Farmers & Merchants Bancorp, Inc. (“F&M”) wishes to take advantage of the Safe Harbor provisions included in the

Private Securities Litigation Reform Act of 1995. Statements by F&M, including management’s expectations and comments, may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21B of the Securities Exchange Act of 1934, as amended. Actual results could vary materially depending on risks and uncertainties inherent in general and local banking conditions, competitive factors specific to markets in which F&M and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions, capital market conditions, or the effects of the COVID-19 pandemic, and its impacts on our credit quality and business operations, as well as its impact on general economic and financial market conditions. F&M assumes no responsibility to update this information. For more details, please refer to F&M’s SEC filing, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q. Such filings can be viewed at the SEC’s website, www.sec.gov or through F&M’s website www.fm.bank.

Non-GAAP Financial Measures

This press release includes disclosure of financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers & Merchants Bancorp, Inc. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers & Merchants Bancorp, Inc.’s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. A reconciliation of GAAP to non-GAAP financial measures is included within this press release.

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME & COMPREHENSIVE INCOME

(Unaudited) (in thousands of dollars, except per share data)

	Three Months Ended					Nine Months Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	September 30, 2024	September 30, 2023
Interest Income
Loans, including fees	$36,873	$36,593	$35,200	$34,493	$33,783	$108,666	$94,851
Debt securities:
U.S. Treasury and government agencies	1,467	1,148	1,045	987	1,005	3,660	3,103
Municipalities	387	389	394	397	392	1,170	1,201
Dividends	334	327	333	365	246	994	517
Federal funds sold	7	7	7	8	6	21	36
Other	2,833	2,702	1,675	2,020	927	7,210	1,830
Total interest income	41,901	41,166	38,654	38,270	36,359	121,721	101,538
Interest Expense
Deposits	16,947	16,488	15,279	15,015	13,323	48,714	31,908
Federal funds purchased and securities sold under agreement to repurchase	277	276	284	293	349	837	1,181
Borrowed funds	2,804	2,742	2,689	2,742	2,741	8,235	6,134
Subordinated notes	284	285	284	285	284	853	853
Total interest expense	20,312	19,791	18,536	18,335	16,697	58,639	40,076
Net Interest Income - Before Provision for Credit Losses	21,589	21,375	20,118	19,935	19,662	63,082	61,462
Provision for Credit Losses - Loans	282	605	(289)	278	460	598	1,420
Provision for Credit Losses - Off Balance Sheet Credit Exposures	(267)	(18)	(266)	189	(76)	(551)	(143)
Net Interest Income After Provision for Credit Losses	21,574	20,788	20,673	19,468	19,278	63,035	60,185
Noninterest Income
Customer service fees	300	189	598	415	248	1,087	917
Other service charges and fees	1,155	1,085	1,057	1,090	1,133	3,297	3,253
Interchange income	1,315	1,330	1,429	1,310	1,266	4,074	4,008
Loan servicing income	710	513	539	666	502	1,762	3,739
Net gain on sale of loans	215	314	107	230	294	636	469
Increase in cash surrender value of bank owned life insurance	265	236	216	216	221	717	618
Net loss on sale of available-for-sale securities	-	-	-	-	-	-	(891)
Total noninterest income	3,960	3,667	3,946	3,927	3,664	11,573	12,113

(continued)

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME & COMPREHENSIVE INCOME (continued)

(Unaudited) (in thousands of dollars, except per share data)

	Three Months Ended					Nine Months Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	September 30, 2024	September 30, 2023
Noninterest Expense
Salaries and wages	7,713	7,589	7,846	6,981	6,777	23,148	19,934
Employee benefits	2,112	2,112	2,171	1,218	2,066	6,395	6,302
Net occupancy expense	1,054	999	1,027	1,187	950	3,080	2,646
Furniture and equipment	1,472	1,407	1,353	1,370	1,189	4,232	3,652
Data processing	339	448	500	785	840	1,287	2,362
Franchise taxes	410	265	555	308	434	1,230	1,179
ATM expense	472	397	473	665	640	1,342	1,946
Advertising	597	519	530	397	865	1,646	2,209
Net (gain) loss on sale of other assets owned	-	(49)	-	86	49	(49)	49
FDIC assessment	516	507	580	594	586	1,603	1,388
Servicing rights amortization - net	219	187	168	182	106	574	429
Loan expense	244	251	229	246	241	724	809
Consulting fees	251	198	186	192	179	635	640
Professional fees	453	527	445	331	358	1,425	1,099
Intangible asset amortization	445	444	445	446	445	1,334	1,334
Other general and administrative	1,128	1,495	1,333	1,532	1,319	3,956	4,841
Total noninterest expense	17,425	17,296	17,841	16,520	17,044	52,562	50,819
Income Before Income Taxes	8,109	7,159	6,778	6,875	5,898	22,046	21,479
Income Taxes	1,593	1,477	1,419	1,332	1,121	4,489	4,235
Net Income	6,516	5,682	5,359	5,543	4,777	17,557	17,244
Other Comprehensive Income (Loss) (Net of Tax):
Net unrealized gain (loss) on available- for-sale securities	11,664	2,531	(1,995)	13,261	(4,514)	12,200	(2,480)
Reclassification adjustment for realized loss on sale of available-for-sale securities	-	-	-	-	-	-	891
Net unrealized gain (loss) on available- for-sale securities	11,664	2,531	(1,995)	13,261	(4,514)	12,200	(1,589)
Tax expense (benefit)	2,449	531	(418)	2,784	(947)	2,562	(333)
Other comprehensive income (loss)	9,215	2,000	(1,577)	10,477	(3,567)	9,638	(1,256)
Comprehensive Income	$15,731	$7,682	$3,782	$16,020	$1,210	$27,195	$15,988
Basic Earnings Per Share	$0.48	$0.42	$0.39	$0.41	$0.35	$1.28	$1.26
Diluted Earnings Per Share	$0.48	$0.42	$0.39	$0.41	$0.35	$1.28	$1.26
Dividends Declared	$0.22125	$0.22	$0.22	$0.22	$0.21	$0.66125	$0.63

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited) (in thousands of dollars, except share data)

	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
Assets
Cash and due from banks	$244,572	$191,785	$186,541	$140,917	$151,711
Federal funds sold	932	1,283	1,241	1,284	1,471
Total cash and cash equivalents	245,504	193,068	187,782	142,201	153,182

Interest-bearing time deposits	2,727	3,221	2,735	2,740	2,989
Securities - available-for-sale	404,881	365,209	347,516	358,478	348,255
Other securities, at cost	15,028	14,721	14,744	17,138	16,995
Loans held for sale	1,706	1,628	2,410	1,576	1,039
Loans, net of allowance for credit losses of $25,484 9/30/24 and $25,024 12/31/23	2,512,852	2,534,468	2,516,687	2,556,167	2,504,329
Premises and equipment	33,779	34,507	35,007	35,790	31,723
Construction in progress	35	38	9	8	3,044
Goodwill	86,358	86,358	86,358	86,358	86,358
Loan servicing rights	5,644	5,504	5,555	5,648	5,687
Bank owned life insurance	34,624	34,359	34,123	33,907	33,691
Other assets	46,047	49,552	54,628	43,218	47,388
Total Assets	$3,389,185	$3,322,633	$3,287,554	$3,283,229	$3,234,680

Liabilities and Stockholders' Equity

Liabilities
Deposits
Noninterest-bearing	$481,444	$479,069	$510,731	$528,465	$505,358
Interest-bearing
NOW accounts	865,617	821,145	829,236	816,790	778,133
Savings	661,565	673,284	635,430	599,191	591,344
Time	676,187	667,592	645,985	663,017	700,445
Total deposits	2,684,813	2,641,090	2,621,382	2,607,463	2,575,280

Federal funds purchased and securities sold under agreements to repurchase	27,292	27,218	28,218	28,218	30,527
Federal Home Loan Bank (FHLB) advances	263,081	266,102	256,628	265,750	266,286
Subordinated notes, net of unamortized issuance costs	34,789	34,759	34,731	34,702	34,673
Dividend payable	2,998	2,975	2,975	2,974	2,838
Accrued expenses and other liabilities	40,832	27,825	25,930	27,579	21,892
Total liabilities	3,053,805	2,999,969	2,969,864	2,966,686	2,931,496

Commitments and Contingencies

Stockholders' Equity
Common stock - No par value 20,000,000 shares authorized; issued 14,564,425 shares 9/30/24 and 12/31/23; outstanding 13,702,593 shares 9/30/24 and 13,664,641 shares 12/31/23	135,193	135,829	135,482	135,515	135,171
Treasury stock - 861,832 shares 9/30/24 and 899,784 shares 12/31/23	(10,904)	(11,006)	(10,851)	(11,040)	(11,008)
Retained earnings	230,465	226,430	223,648	221,080	218,510
Accumulated other comprehensive loss	(19,374)	(28,589)	(30,589)	(29,012)	(39,489)
Total stockholders' equity	335,380	322,664	317,690	316,543	303,184
Total Liabilities and Stockholders' Equity	$3,389,185	$3,322,633	$3,287,554	$3,283,229	$3,234,680

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

SELECT FINANCIAL DATA

	For the Three Months Ended					For the Nine Months Ended
Selected financial data	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	September 30, 2024	September 30, 2023
Return on average assets	0.78%	0.69%	0.66%	0.67%	0.59%	0.71%	0.73%
Return on average equity	7.93%	7.13%	6.76%	7.27%	6.26%	7.28%	7.52%
Yield on earning assets	5.27%	5.22%	5.00%	4.93%	4.79%	5.17%	4.57%
Cost of interest bearing liabilities	3.21%	3.18%	3.06%	3.02%	2.82%	3.16%	2.35%
Net interest spread	2.06%	2.04%	1.94%	1.91%	1.97%	2.01%	2.22%
Net interest margin	2.71%	2.71%	2.60%	2.57%	2.59%	2.68%	2.77%
Efficiency	67.98%	69.03%	74.08%	69.23%	73.07%	70.36%	68.24%
Dividend payout ratio	45.99%	52.35%	55.52%	54.23%	60.07%	50.99%	49.50%
Tangible book value per share	$17.72	$16.79	$16.39	$16.29	$15.28
Tier 1 leverage ratio	8.04%	8.02%	8.40%	8.20%	8.02%
Average shares outstanding	13,687,119	13,681,501	13,671,166	13,665,773	13,650,823	13,679,955	13,633,101

Loans	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
(Dollar amounts in thousands)
Commercial real estate	$1,301,160	$1,303,598	$1,304,400	$1,337,766	$1,304,118
Agricultural real estate	220,328	222,558	227,455	223,791	225,672
Consumer real estate	524,055	525,902	525,178	521,895	512,973
Commercial and industrial	260,732	268,426	256,051	254,935	250,891
Agricultural	137,252	142,909	127,670	132,560	123,735
Consumer	67,394	70,918	74,819	79,591	83,024
Other	25,916	26,449	26,776	30,136	31,083
Less: Net deferred loan fees costs and other (1)	1,499	(1,022)	(982)	517	(1,890)
Total loans, net	$2,538,336	$2,559,738	$2,541,367	$2,581,191	$2,529,606

(1) Includes carrying value adjustments of $3.0 million as of September 30, 2024, $612 thousand as of June 30, 2024, $969 thousand as of March 31, 2024 and $2.7 million as of December 31, 2023 related to interest rate swaps associated with fixed rate loans

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

SELECT FINANCIAL DATA (continued)

Asset quality data	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
(Dollar amounts in thousands)
Nonaccrual loans	$2,898	$2,487	$19,391	$22,353	$22,447
90 day past due and accruing	$-	$-	$-	$-	$-
Nonperforming loans	$2,898	$2,487	$19,391	$22,353	$22,447
Other real estate owned	$-	$-	$-	$-	$-
Nonperforming assets	$2,898	$2,487	$19,391	$22,353	$22,447

Allowance for credit losses	$25,484	$25,270	$24,680	$25,024	$25,277
Allowance for unfunded	1,661	1,928	1,946	2,212	2,023
Total allowance for credit losses	$27,145	$27,198	$26,626	$27,236	$27,300
Allowance for credit losses/ total loans	1.01%	0.99%	0.97%	0.97%	1.00%
Adjusted credit losses with accretable yield/total loans	1.10%	1.10%	1.11%	1.13%	1.18%
Net charge-offs:
Quarter-to-date	$68	$15	$55	$531	$93
Year-to-date	$138	$70	$55	$551	$20
Net charge-offs to average loans
Quarter-to-date	0.00%	0.00%	0.00%	0.02%	0.00%
Year-to-date	0.01%	0.00%	0.00%	0.02%	0.00%
Nonperforming loans/total loans	0.11%	0.10%	0.76%	0.87%	0.89%
Allowance for credit losses/ nonperforming loans	879.37%	1016.08%	127.28%	111.95%	112.61%
NPA coverage ratio	879.37%	1016.08%	127.28%	111.95%	112.61%

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES

(in thousands of dollars, except percentages)

	For the Three Months Ended			For the Three Months Ended
	September 30, 2024			September 30, 2023
	Average Balance	Interest/ Dividends	Annualized Yield/Rate	Average Balance	Interest/ Dividends	Annualized Yield/Rate
Interest Earning Assets:
Loans	$2,551,899	$36,873	5.78%	$2,536,885	$33,783	5.33%
Taxable investment securities	415,943	2,107	2.03%	393,910	1,559	1.58%
Tax-exempt investment securities	19,661	81	2.09%	23,986	84	1.77%
Fed funds sold & other	197,258	2,840	5.76%	85,515	933	4.36%
Total Interest Earning Assets	3,184,761	$41,901	5.27%	3,040,296	$36,359	4.79%

Nonearning Assets	168,055			180,193

Total Assets	$3,352,816			$3,220,489

Interest Bearing Liabilities:
Savings deposits	$1,538,387	$10,691	2.78%	$1,367,168	$7,673	2.24%
Other time deposits	667,224	6,256	3.75%	667,880	5,650	3.38%
Other borrowed money	264,539	2,804	4.24%	266,467	2,741	4.11%
Fed funds purchased & securities
sold under agreement to repurchase	27,481	277	4.03%	34,128	349	4.09%
Subordinated notes	34,769	284	3.27%	34,654	284	3.28%
Total Interest Bearing Liabilities	$2,532,400	$20,312	3.21%	$2,370,297	$16,697	2.82%

Noninterest Bearing Liabilities	491,851			544,801

Stockholders' Equity	$328,565			$305,391

Net Interest Income and Interest Rate Spread		$21,589	2.06%		$19,662	1.97%

Net Interest Margin			2.71%			2.59%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES (continued)

(in thousands of dollars, except percentages)

	For the Nine Months Ended			For the Nine Months Ended
	September 30, 2024			September 30, 2023
	Average Balance	Interest/ Dividends	Annualized Yield/Rate	Average Balance	Interest/ Dividends	Annualized Yield/Rate
Interest Earning Assets:
Loans	$2,561,774	$108,666	5.66%	$2,470,770	$94,851	5.12%
Taxable investment securities	397,466	5,575	1.87%	396,917	4,544	1.53%
Tax-exempt investment securities	20,684	249	2.03%	24,865	277	1.88%
Fed funds sold & other	165,227	7,231	5.84%	67,869	1,866	3.67%
Total Interest Earning Assets	3,145,151	$121,721	5.17%	2,960,421	$101,538	4.57%

Nonearning Assets	161,113			176,568

Total Assets	$3,306,264			$3,136,989

Interest Bearing Liabilities:
Savings deposits	$1,487,809	$30,291	2.71%	$1,373,110	$18,854	1.83%
Other time deposits	662,129	18,423	3.71%	620,071	13,054	2.81%
Other borrowed money	264,310	8,235	4.15%	204,927	6,134	3.99%
Fed funds purchased & securities
sold under agreement to repurchase	27,887	837	4.00%	37,649	1,181	4.18%
Subordinated notes	34,741	853	3.27%	34,625	853	3.28%
Total Interest Bearing Liabilities	$2,476,876	$58,639	3.16%	$2,270,382	$40,076	2.35%

Noninterest Bearing Liabilities	507,843			561,001

Stockholders' Equity	$321,545			$305,606

Net Interest Income and Interest Rate Spread		$63,082	2.01%		$61,462	2.22%

Net Interest Margin			2.68%			2.77%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES (continued)

(in thousands of dollars, except percentages)

	For the Three Months Ended						For the Three Months Ended
	September 30, 2024						September 30, 2023
	As Reported		Excluding Accretion/Amortization		Difference		As Reported		Excluding Accretion/Amortization		Difference
	$	Yield	$	Yield	$	Yield	$	Yield	$	Yield	$	Yield
Interest Earning Assets:
Loans	$36,873	5.78%	$36,149	5.67%	$724	0.11%	$33,783	5.33%	$32,631	5.15%	$1,152	0.18%
Taxable investment securities	2,107	2.03%	2,107	2.03%	-	0.00%	1,559	1.58%	1,559	1.58%	-	0.00%
Tax-exempt investment securities	81	2.09%	81	2.09%	-	0.00%	84	1.77%	84	1.77%	-	0.00%
Fed funds sold & other	2,840	5.76%	2,840	5.76%	-	0.00%	933	4.36%	933	4.36%	-	0.00%
Total Interest Earning Assets	41,901	5.27%	41,177	5.17%	724	0.10%	36,359	4.79%	35,207	4.64%	1,152	0.15%

Interest Bearing Liabilities:
Savings deposits	$10,691	2.78%	$10,691	2.78%	$-	0.00%	$7,673	2.24%	$7,673	2.24%	$-	0.00%
Other time deposits	6,256	3.75%	6,256	3.75%	-	0.00%	5,650	3.38%	5,500	3.29%	150	0.09%
Other borrowed money	2,804	4.24%	2,800	4.23%	4	0.01%	2,741	4.11%	2,759	4.14%	(18)	-0.03%
Fed funds purchased and securities
sold under agreement to repurchase	277	4.03%	277	4.03%	-	0.00%	349	4.09%	349	4.09%	-	0.00%
Subordinated notes	284	3.27%	284	3.27%	-	0.00%	284	3.28%	284	3.28%	-	0.00%
Total Interest Bearing Liabilities	20,312	3.21%	20,308	3.21%	4	0.00%	16,697	2.82%	16,565	2.80%	132	0.02%

Interest/Dividend income/yield	41,901	5.27%	41,177	5.17%	724	0.10%	36,359	4.79%	35,207	4.64%	1,152	0.15%
Interest Expense / yield	20,312	3.21%	20,308	3.21%	4	0.00%	16,697	2.82%	16,565	2.80%	132	0.02%
Net Interest Spread	21,589	2.06%	20,869	1.96%	720	0.10%	19,662	1.97%	18,642	1.84%	1,020	0.13%
Net Interest Margin		2.71%		2.62%		0.09%		2.59%		2.46%		0.13%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES (continued)

(in thousands of dollars, except percentages)

	For the Nine Months Ended						For the Nine Months Ended
	September 30, 2024						September 30, 2023
	As Reported		Excluding Accretion/Amortization		Difference		As Reported		Excluding Accretion/Amortization		Difference
	$	Yield	$	Yield	$	Yield	$	Yield	$	Yield	$	Yield
Interest Earning Assets:
Loans	$108,666	5.66%	$106,588	5.55%	$2,078	0.11%	$94,851	5.12%	$92,364	4.99%	$2,487	0.13%
Taxable investment securities	5,575	1.87%	5,575	1.87%	-	0.00%	4,544	1.53%	4,544	1.53%	-	0.00%
Tax-exempt investment securities	249	2.03%	249	2.03%	-	0.00%	277	1.88%	277	1.88%	-	0.00%
Fed funds sold & other	7,231	5.84%	7,231	5.84%	-	0.00%	1,866	3.67%	1,866	3.67%	-	0.00%
Total Interest Earning Assets	121,721	5.17%	119,643	5.08%	2,078	0.09%	101,538	4.57%	99,051	4.47%	2,487	0.10%

Interest Bearing Liabilities:
Savings deposits	$30,291	2.71%	$30,291	2.71%	$-	0.00%	$18,854	1.83%	$18,854	1.83%	$-	0.00%
Other time deposits	18,423	3.71%	18,423	3.71%	-	0.00%	13,054	2.81%	13,458	2.89%	(404)	-0.08%
Other borrowed money	8,235	4.15%	8,254	4.16%	(19)	-0.01%	6,134	3.99%	6,187	4.03%	(53)	-0.04%
Fed funds purchased and securities
sold under agreement to repurchase	837	4.00%	837	4.00%	-	0.00%	1,181	4.18%	1,181	4.18%	-	0.00%
Subordinated notes	853	3.27%	853	3.27%	-	0.00%	853	3.28%	853	3.28%	-	0.00%
Total Interest Bearing Liabilities	58,639	3.16%	58,658	3.16%	(19)	0.00%	40,076	2.35%	40,533	2.38%	(457)	-0.03%

Interest/Dividend income/yield	121,721	5.17%	119,643	5.08%	2,078	0.09%	101,538	4.57%	99,051	4.47%	2,487	0.10%
Interest Expense / yield	58,639	3.16%	58,658	3.16%	(19)	0.00%	40,076	2.35%	40,533	2.38%	(457)	-0.03%
Net Interest Spread	63,082	2.01%	60,985	1.92%	2,097	0.09%	61,462	2.22%	58,518	2.09%	2,944	0.13%
Net Interest Margin		2.68%		2.59%		0.09%		2.77%		2.64%		0.13%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts